EXHIBIT 99.2

Shenandoah Telecommunications Company Announces $1.95 billion Sales Price for its Wireless Assets and Operations to T-Mobile

The Company to announce and hold a conference call and webcast on February 3, 2021 to discuss the anticipated sale, expected use of proceeds and 2021 financial outlook

EDINBURG, Va., Feb. 02, 2021 (GLOBE NEWSWIRE) -- Shenandoah Telecommunications Company (“Shentel”) (NASDAQ: SHEN) announced today that the appraisal process related to the purchase option for Shentel’s Wireless assets and operations (“Shentel Wireless”) previously exercised by T-Mobile US, Inc. (“T-Mobile”), has been completed. In accordance with the terms of the management agreement and through a process with three independent valuation providers, the purchase price (based on a calculation of 90% of “Entire Business Value” and inclusive of the unrealized Sprint waived management fee) for Shentel Wireless was determined to be $1.95 billion in cash, subject to customary purchase price adjustments. Shentel and T-Mobile had previously agreed that the determination of “Entire Business Value” through the just completed appraisal process is final and binding. Shentel and T-Mobile expect to enter into a definitive asset purchase agreement during the first quarter 2021 and expect the transaction will close in the second quarter 2021 after satisfying customary closing conditions and obtaining required regulatory approvals.

Shentel currently expects that the after-tax proceeds from the sale of Shentel Wireless will be approximately $1.5 billion. The transaction will be accounted for as an asset sale for income tax purposes.

Conference Call and Webcast

Shentel will hold a conference call and webcast on February 3, 2021, at 8:00 a.m., Eastern time, to discuss the anticipated sale of Shentel Wireless, expected use of proceeds and Shentel’s financial outlook for 2021 with respect to its continuing operations. The webcast and related materials will be available on Shentel’s Investor Relations website at https://investor.shentel.com

Teleconference Information:

Dial-in number: (888) 695-7639

Password: 1039009

Audio Webcast: http://investor.shentel.com/

An audio replay of the call will be available approximately two hours after the call is complete, through March 3, 2021, by calling (855) 859-2056.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company (Shentel) provides a broad range of diversified communications services through its high speed, state-of-the-art wireless, cable, fiber optic and fixed wireless networks to customers in the Mid-Atlantic United States. Shentel’s services include: wireless voice and data; broadband internet, video, and digital voice; fiber optic Ethernet, wavelength and leasing; telephone voice and digital subscriber line; and tower colocation leasing. Shentel is the exclusive personal communications service (“PCS”) Affiliate of Sprint in a multi-state area covering large portions of central and western Virginia, south-central Pennsylvania, West Virginia, and portions of Maryland, Kentucky, and Ohio. For more information, please visit www.shentel.com.

This release contains forward-looking statements about Shentel regarding, among other things, its business strategy, and its prospects. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements, including with respect to consummating the sale of Shentel Wireless, are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. For example, this release discusses the anticipated sale of Shentel Wireless to T-Mobile, but Shentel and T-Mobile have not yet entered into a definitive agreement with respect to the anticipated transaction, and any such definitive agreement will be subject to certain closing conditions, including receipt of certain required regulatory approvals. As a result, there can be no assurance that Shentel and T-Mobile will enter into such a definitive agreement or that the closing of the transactions contemplated by any such definitive agreement will occur or will not be delayed. This release also discusses the estimated after-tax proceeds of the sale of Shentel Wireless, but the actual amount of such proceeds or the Company’s use of such proceeds may differ materially from the expectations set forth in this release. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

CONTACTS:

Shenandoah Telecommunications Company

Jim Volk
Senior Vice President - Chief Financial Officer
540-984-5168
Jim.Volk@emp.shentel.com